Cambium Learning Group Announces First Quarter Earnings

Second Consecutive Quarter of Order Volume Growth

May 9, 2013
4:52pm

DALLAS, May 9, 2013 /PRNewswire/ — Cambium Learning Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping every student reach their full potential by providing evidence-based solutions and expert professional services, announced today its financial results for the first quarter of 2013.

(Logo: http://photos.prnewswire.com/prnh/20100129/CLGROUPLOGO)

	Three Months Ended
(In millions)	March 31, 2013	March 31, 2012	$Change	% Change

GAAP net revenues	$31.4	$27.9	$3.6	13%
Decrease in deferred revenue	(7.9)	(7.1)	(0.8)	-12%
GAAP net loss	(9.1)	(20.3)	11.2	55%
EBITDA	0.5	(7.3)	7.8	107%
Adjusted EBITDA	2.2	(3.1)	5.4	171%

The Company reported increases in order volume and revenue in the first quarter of 2013 compared to the first quarter of 2012, due to continued growth in service offerings and online products. The growth in these areas in the first quarter was sufficient to overcome continued weakness in the Company’s legacy print-based product sales.  The Learning A-Z and ExploreLearning segments and service offerings led by the school turnaround product line have been the most consistent growth areas of the Company.

“While modest at 3%, the continued order volume improvement for a second consecutive quarter is a good indicator that our continued investment in technology and high-growth services aligns strategically with the changing market,” said John Campbell, chief executive officer of Cambium Learning Group, Inc.

In the first quarter of 2013, the Company began providing separate results for the Learning A-Z, ExploreLearning and Kurzweil/IntelliTools businesses, rather than reporting them as a combined Cambium Learning Technologies segment.

For the first quarter of 2013, company-wide order volumes increased 3% compared to the first quarter of 2012, and order volume changes by segment were as follows:

o o o o	Voyager Sopris Learning decreased 2% Learning A-Z increased 15% ExploreLearning increased 62% Kurzweil/IntelliTools decreased 20%

Other highlights include:

•	GAAP net revenues for the first quarter of 2013 increased by 13% to $31.4 million, compared with $27.9 million in the first quarter of 2012. In addition to the order volume improvement, the Company’s deferred revenue balances decreased by $7.9 million in the first quarter of 2013, as the Company recognized revenue on prior-period technology and service sales that were delivered during the quarter. Comparatively, deferred revenue balances decreased by $7.1 million in the first quarter of 2012.

•	GAAP net revenues by segment for the first quarter of 2013, and the percentage change from the first quarter of 2012, were as follows:

o o o o	Voyager Sopris Learning: $17.5 million, increased 15% Learning A-Z: $7.6 million, increased 27% ExploreLearning: $3.8 million, increased 13% Kurzweil/IntelliTools: $2.6 million, decreased 21%

•	On an adjusted basis, EBITDA was $2.2 million in the first quarter of 2013, up $5.4 million from a loss of $3.1 million in the first quarter of 2012. The increase in adjusted EBITDA was primarily due to the increase in net revenues and cost savings from the re-engineering and restructuring initiatives completed in 2012.

•	The Company has cash and cash equivalents of $31.1 million on the balance sheet as of March 31, 2013. Cash used in operations during the first quarter of 2013 was $16.2 million, as the Company’s operations are highly seasonal and the first half of the year is historically cash flow negative.

Discontinuance of Investor Conference Calls

Effective immediately, the Company will cease holding investor conference calls to discuss quarterly financial results.  The Company is a Smaller Reporting Company and a “controlled company” within the context of the NASDAQ rules.  Accordingly, in addition to eliminating the management time commitment associated with these conference calls, the Company determined that conference calls are not an efficient means of communicating with stakeholders.  For additional details on the Company’s first quarter financial results, please see the Company’s Quarterly Report on Form 10-Q, which has been filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors, because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.  The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

About Cambium Learning Group, Inc.
Cambium Learning Group is a leading educational solutions and services company that is committed to helping every student reach their full potential by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. Cambium is composed of four business units: Voyager Learning (www.voyagerlearning.com) and Sopris Learning (www.soprislearning.com), Learning A–Z (www.learninga-z.com), ExploreLearning (www.explorelearning.com), and Kurzweil/IntelliTools (www.kurzweiledu.com). Together, these business units provide best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; breakthrough technology solutions for online learning and professional support; valid and reliable assessments; and proven materials to support a positive and safe school environment. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,		March 31,
	2013		2012
Net revenues		$31,429	$27,855
Cost of revenues:
Cost of revenues		11,403	11,166
Amortization expense		3,707	6,370

Total cost of revenues		15,110	17,536
Research and development expense		2,331	3,332
Sales and marketing expense		10,333	11,896
General and administrative expense		6,793	5,745
Shipping and handling costs		299	327
Depreciation and amortization expense		1,216	1,659
Embezzlement and related expense (recoveries)		-	(85)
Impairment of long-lived assets		-	2,791

Total costs and expenses		36,082	43,201
Loss before interest, other income (expense) and income taxes		(4,653)	(15,346)
Net interest expense		(4,576)	(4,777)
Other income, net		219	36

Loss before income taxes		(9,010)	(20,087)
Income tax expense		(68)	(177)

Net loss		$(9,078)	$(20,264)

Net loss per common share:
Basic net loss per common share		$(0.19)	$(0.41)
Diluted net loss per common share		$(0.19)	$(0.41)
Average number of common shares and equivalents outstanding:
Basic		47,397	49,947
Diluted		47,397	49,947
Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
		As of

March 31,			December 31,
2013			2012

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$31,149		$51,904
Accounts receivable, net	18,152		17,813
Inventory	14,253		16,620
Tax receivables	12,312		12,234
Restricted assets, current	4,351		4,387
Assets held for sale	380		380
Other current assets	5,393		5,892

Total current assets	85,990		109,230
Property, equipment and software at cost	37,465		35,535
Accumulated depreciation and amortization	(16,305)		(14,514)

Property, equipment and software, net	21,160		21,021

Goodwill	47,404		47,404
Acquired curriculum and technology intangibles, net	8,383		9,320
Acquired publishing rights, net	6,878		7,602
Other intangible assets, net	7,385		7,836
Pre-publication costs, net	12,499		11,660
Restricted assets, less current portion	6,422		6,754
Other assets	9,294		9,632

Total assets	$205,415		$230,459

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,044		$1,290
Accounts payable	1,352		3,007
Contingent value rights, current	7,654		7,599
Accrued expenses	14,766		20,530
Deferred revenue, current	38,614		45,974

Total current liabilities	63,430		78,400

Long-term liabilities:
Long-term debt	174,368		174,328
Capital lease obligations, less current portion	2,781		3,014
Deferred revenue, less current portion	5,067		5,631
Other liabilities	14,854		15,131

Total long-term liabilities	197,070		198,104

Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares
issued and outstanding at March 31, 2013 and December 31, 2012)	-		-
Common stock ($.001 par value, 150,000 shares authorized, 51,208 and
51,208 shares issued, and 46,904 and 47,098 shares
outstanding at March 31, 2013 and December 31, 2012, respectively)	51		51
Capital surplus	282,702		282,450
Accumulated deficit	(327,520)		(318,442)
Treasury stock at cost (4,304 and 4,110 shares at March 31, 2013 and
December 31, 2012, respectively)	(7,772)		(7,528)
Other comprehensive income (loss):
Pension and postretirement plans	(2,546)		(2,576)

Accumulated other comprehensive income (loss)	(2,546)		(2,576)

Total stockholders’ equity (deficit)	(55,085)		(46,045)

Total liabilities and stockholders’ equity (deficit)	$205,415		$230,459

Reconciliation Between Net Revenues to Adjusted Net Revenues and Between Net Loss and
Adjusted EBITDA for the Three Months Ended March 31, 2013 and 2012
	Three Months Ended March 31,

2013			2012

	(In thousands)
	(Unaudited)
Total net revenues	$31,429		$27,855
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	9		132
Adjusted net revenues	$31,438		$27,987

Net loss	(9,078)		(20,264)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	4,923		8,029
Net interest expense	4,576		4,777
Income tax expense	68		177

Income (loss) from operations before interest, income taxes, and
depreciation and amortization (EBITDA)	489		(7,281)
Non-operational or non-cash costs included in EBITDA but excluded from
Adjusted EBITDA:
Other income, net	(219)		(36)
Re-engineering and restructuring costs	—		3,704
Management transition	1,501		—
Merger and acquisition activities	158		181
Stock-based compensation and expense	229		225
Embezzlement and related expenses (recoveries)	—		(85)
Adjustments related to purchase accounting	29		103
Adjustments to CVR liability	55		53
Adjusted EBITDA	$2,242		$(3,136)